UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2016

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 865-5830
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 23, 2016, Emerge Energy Services LP (the “Partnership”) and its wholly owned subsidiary Emerge Energy Services Operating LLC (“Emerge Operating” and, together with the Partnership, the “Partnership Parties”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Susser Petroleum Operating Company LLC (“Susser”) and Sunoco LP (“Sunoco” and, together with Susser, the “Sunoco Parties”). Pursuant to the terms of the Purchase Agreement, Emerge Operating agreed to sell to Susser all of the issued and outstanding limited liability company interests in Direct Fuels LLC (“Direct Fuels”), Allied Energy Company LLC (“AEC”) and Emerge Energy Distributors Inc. (“EEDI” and, together with Direct Fuels and AEC, the “Companies”), each a wholly owned subsidiary of Emerge Operating. The Companies currently represent the entirety of the assets and operations of the Partnership’s fuel segment.

In consideration for the sale of the Companies, Susser will pay to Emerge Operating a purchase price of approximately $178.5 million in cash, subject to certain working capital and other adjustments in accordance with the terms of the Purchase Agreement. The parties’ obligations under the Purchase Agreement are subject to the satisfaction of certain specified conditions, including negotiating and executing definitive ancillary agreements, obtaining Hart-Scott-Rodino approval and other customary conditions. The Purchase Agreement includes customary representations and warranties regarding the Partnership Parties, the Companies and the Sunoco Parties as well as customary covenants and indemnity provisions.

The parties have agreed to indemnify each other with regards to breaches of their respective representations, warranties and covenants set forth in the Purchase Agreement. In addition, the Partnership Parties have agreed to indemnify the Sunoco Parties with respect to certain liabilities related to the business and operations of the Companies, subject to certain exceptions as set forth in the Purchase Agreement.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the foregoing description of the Purchase Agreement is qualified in its entirety by reference to such exhibit. The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement. The Purchase Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of the specific dates therein and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about the parties.

Item 7.01                                           Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the following information in this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

On June 23, 2016, the Partnership issued a press release announcing the Partnership Parties’ entry into the Purchase Agreement. A copy of the press releases is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Purchase and Sale Agreement, dated as of June 23, 2016, by and between Emerge Energy Services Operating LLC, Emerge Energy Services LP, Susser Petroleum Company LLC and Sunoco LP.

99.1	Press Release dated June 23, 2016.

*    Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: June 23, 2016	By:	/s/ Deborah Deibert
Deborah Deibert
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Purchase and Sale Agreement, dated as of June 23, 2016, by and between Emerge Energy Services Operating LLC, Emerge Energy Services LP, Susser Petroleum Company LLC and Sunoco LP.

99.1	Press Release dated June 23, 2016.

*            Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon request.